Exhibit 23.2




                                February 4, 1999







Board of Directors
MSB Financial, Inc.
107 North Park Street
Marshall, Michigan 49068

Gentlemen:

     We hereby consent to the inclusion of our opinion as Exhibit 5 of this Registration Statement on Form S-8. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                      Very truly yours,


                                      /s/ SILVER, FREEDMAN & TAFF, L.L.P.